EXHIBIT 99.1
Investor Relations
Phone: (301) 897-2564
Email: info@spherix.com

SPHERIX RECRUITING NEW “INDEPENDENT” DIRECTOR TO REGAIN NASDAQ COMPLIANCE

BETHESDA, MD, April 27, 2009 - Spherix Incorporated (NASDAQ: SPEX), an innovator in biotechnology for diabetes therapy, and a provider of technical and regulatory consulting services to food, supplement, biotechnology and pharmaceutical companies, today announced that on April 23, 2009, it received written notification from NASDAQ that the Company was not currently in compliance with NASDAQ’s independent director rule.  Spherix fell out of compliance following the death of the Company’s Chairman, A. Paul Cox, Jr., an event that reduced the number of “Independent” directors to below the required ratio.  Per the rules of this requirement, NASDAQ has provided Spherix a cure period and the Company must regain compliance on or before the date of its next annual shareholders’ meeting, or by April 13, 2010 should the meeting occur after October 12, 2009.

“Several promising candidates have already been identified,” said Dr. Claire Kruger, Chief Executive Officer of Spherix.“  One of the most important considerations in selecting this candidate will be determining whether we believe his or her experience will benefit the Company as we prepare for the potential commercialization of Naturlose® as a treatment for type 2 diabetes.  We anticipate making a decision prior to the fall Annual Shareholders Meeting and well within the cure period NASDAQ has provided us.“

The listing rule requires that a majority of the board of directors be composed of independent directors.  To regain compliance, the Company needs to fill the current vacancy with an independent director or request one of the non-independent directors to resign before the end of the cure period provided by NASDAQ.  If the Company fails to regain compliance with the independent director rule within the above time frame, NASDAQ will provide notice to the Company that its common stock will be delisted from NASDAQ.  If the Company receives such a letter, the Company will have an opportunity to appeal the determination.

About Spherix

Spherix Incorporated was launched in 1967 as a scientific research company, under the name Biospherics Research.  The company now leverages its scientific and technical expertise and experience through its two subsidiaries—Biospherics Incorporated and Spherix Consulting, Inc.  Biospherics is currently running a Phase 3 clinical trial to study the use of Naturlose as a treatment for Type 2 diabetes.  Its Spherix Consulting subsidiary provides scientific and strategic support for suppliers, manufacturers, distributors and retailers of conventional foods, biotechnology-derived foods, medical foods, infant formulas, food ingredients, dietary supplements, food contact substances, pharmaceuticals, medical devices, consumer products, and industrial chemicals and pesticides.  For more information, please visit www.spherix.com.

Forward-Looking Statements

This release contains forward-looking statements which are made pursuant to provisions of Section 21E of the Securities Exchange Act of 1934.  Investors are cautioned that such statements in this release, including statements relating to planned clinical study design, regulatory and business strategies, plans and objectives of management and growth opportunities for existing or proposed products, constitute forward-looking statements which involve risks and uncertainties that could cause actual results to differ materially from those anticipated by the forward-looking statements.  The risks and uncertainties include, without limitation, risks that product candidates may fail in the clinic or may not be successfully marketed or manufactured, we may lack financial resources to complete development of Naturlose, the FDA may interpret the results of studies differently than us, competing products may be more successful, demand for new pharmaceutical products may decrease, the biopharmaceutical industry may experience negative market trends, our continuing efforts to develop Naturlose may be unsuccessful, our common stock could be delisted from the Nasdaq Capital Market, and other risks and challenges detailed in our filings with the U.S. Securities and Exchange Commission, including our current report on Form 8-K filed on October 10, 2007.  Readers are cautioned not to place undue reliance on any forward-looking statements which speak only as of the date of this release.  We undertake no obligation to publicly release the results of any revisions to these forward-looking statements that may be made to reflect events or circumstances that occur after the date of this release or to reflect the occurrence of unanticipated events.